UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2025

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St Suite 450
Needham, Massachusetts		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, the Board of Directors (the “Board”) of Candel Therapeutics, Inc. (the “Company”) increased the size of the Board from nine (9) to ten (10) directors and unanimously appointed Maha Radhakrishnan, M.D., to fill the newly created vacancy on the Board, effective June 4, 2025. Upon her appointment, Dr. Radhakrishnan became a member of the slate of Class II directors with terms expiring at the 2026 Annual Meeting of Stockholders of the Company. The Board has determined that Dr. Radhakrishnan qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC. For her service on the Board, Dr. Radhakrishnan will receive an option to purchase 28,480 shares of the Company’s common stock, vesting in equal monthly installments over three years, and the same cash compensation as other non-employee directors, as described in the Company’s proxy statement dated April 29, 2025. Dr. Radhakrishnan has also entered into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Dr. Radhakrishnan and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Dr. Radhakrishnan and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Radhakrishnan is qualified to serve on the Board based on her technical expertise and leadership experience at various biopharmaceutical companies.

Since August 2024, Dr. Radhakrishnan has served as Executive Partner at Sofinnova Investments, a European venture capital firm focused on life sciences. At Sofinnova Investments, Dr. Radhakrishnan leads in-depth diligence across clinical-ready assets in multiple therapeutic areas and provides expertise to portfolio companies in areas including product development and commercialization. From January 2020 to March 2024, Dr. Radhakrishnan served as Group Senior Vice President and Chief Medical Officer at Biogen Inc., a publicly traded biotechnology company, where she was responsible for the worldwide medical function. From October 2018 to January 2020, Dr. Radhakrishnan served as Senior Vice President and Global Head of Medical, Primary Care Business Unit at Sanofi S.A., a publicly traded biopharmaceutical company. Previously, she held several leadership roles at Bioverativ, Inc., Bristol-Myers Squibb Company, UnitedHealth Group, Inc. and Cephalon, Inc. Dr. Radhakrishnan has served as a member of the boards of directors of Entrada Therapeutics, Inc., a publicly traded clinical-stage biopharmaceutical company, since June 2025, Minovia Therapeutics, a privately held biotechnology company, since January 2023 and Alto Neuroscience, Inc., a publicly traded clinical-stage biopharmaceutical company from March 2024 to May 2025. Dr. Radhakrishnan received her M.D. in Internal Medicine with honors, as well as a Master's degree in the Russian language, from the People’s Friendship University in Moscow, Russia.

Item 7.01 Regulation FD Disclosure.

On June 6, 2025, the Company issued a press release titled “Candel Therapeutics Appoints Maha Radhakrishnan, M.D., to its Board of Directors.” A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K are furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date:	June 6, 2025	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci President and Chief Executive Officer